                                                                       Exhibit 2

                           ROBOMATIX TECHNOLOGIES LTD.
                               9 HATA'SIA STREET,
                             RAA'NANA 43654, ISRAEL



                             ----------------------

                                 PROXY STATEMENT

                             ----------------------


         This Proxy Statement is furnished to the holders of ordinary shares each having a nominal value of one and forty six one hundredths New Israeli Shekels (NIS 1.46)(the "Ordinary Shares"), of Robomatix Technologies Ltd. (the "Company") in connection with the solicitation by the board of directors of proxies for use at the annual general meeting of shareholders (the "Annual General Meeting") and at the extraordinary meeting of shareholders (the "Extraordinary Meeting")(the Annual General Meeting and the Extraordinary Meeting are together referred to herein as the "Meetings"), or at any adjournments or postponements thereof, pursuant to the accompanying notice of an Annual General Meeting and an Extraordinary Meeting of shareholders. The Meetings will be held on Sunday, August 8, 1999 at 12:00 P.M. (Israel time), at the offices of Focus Capital Group Limited ("Focus Capital"), 1 Hashikma Street, Savyon, Israel.

         It is proposed that at the Annual General Meeting, ordinary resolutions be adopted as follows: (a) to reelect two (2) directors to the board of directors of the Company (the "Board") - Meir Arnon and Avikam Leef
- and to elect two (2) additional directors to the Board as independent directors - Nathan Galperin and David Kenett - the independent directors' appointment will come into effect on the same date the D&O insurance policy to be obtained by the Company for its directors and officers comes into effect; (b) to receive and consider the Auditors' Report, the Directors' Report and the Consolidated Financial Statements of the Company for the fiscal year ended December 31, 1997; (c) to receive and consider the Auditors' Report, the Directors' Report and the Consolidated Financial Statements of the Company for the fiscal year ended December 31, 1998; and
(d) to appoint Kesselman & Kesselman as the

Company's auditors for the fiscal year ended December 31, 1998 and for the fiscal year ended December 31, 1999 and to authorize the Board to fix the remuneration of the auditors in accordance with the volume and nature of their services.

         It is proposed that at the Extraordinary Meeting, ordinary resolutions be adopted as follows: (a) to approve the obtaining of D&O insurance coverage for an annual premium of up to fifty thousand United States dollars ($50,000) for the directors and officers of the Company; (b) to approve the management services agreement to be entered into by and between Focus Capital Group Ltd., a company controlled by Meir Arnon ("Focus Capital"), and the Company, pursuant to which Focus Capital will provide certain management services to the Company, such services to be performed by Meir Arnon and Avikam Leef, and such agreement will be effective as of October, 1998. The monthly management fee the Company will pay for such services will be as follows: (i) during the period commencing on October, 1998 until July, 1999, the monthly management fee will be twelve thousand United States dollars ($12,000); and (ii) during the period commencing on July, 1999 onward the monthly management fee will be fifteen thousand United States dollars ($15,000). Meir Arnon and Avikam Leef will be compensated by Focus Capital for their services with regard to said agreement; (c) to approve the issuance of two separate options to Meir Arnon, or a company controlled by him, such options in effect until December 31, 1999, each option to receive a convertible debenture, one having a principal amount of one million eighty thousand United States dollars ($1,080,000), bearing interest at a rate not higher than a reasonable commercial interest rate, which will be convertible into three million (3,000,000) ordinary shares of the Company, each Ordinary Share having a nominal value of one and forty six one hundredths New Israeli Shekels (NIS 1.46) ("Ordinary Shares"), for a conversion price per share of thirty six one hundredths United States dollars ($0.36) for a period of two (2) years, and the other having a principal amount of one million United States dollars ($1,000,000), bearing interest at a rate not higher than a reasonable commercial interest rate, which will be convertible into two million (2,000,000) Ordinary Shares for a conversion price per share of fifty one hundredths United States dollars ($0.50) for a period of three (3) years. In the event that as a result of changes in the representative United States dollar exchange rate the foregoing conversion prices become less than the nominal value of the Ordinary Shares, the relevant principal amount will be increased in an amount accordingly so that the conversion price will be equal to the nominal value of the Ordinary Shares. The rights of Meir Arnon, or a company controlled by him, under the convertible debenture will be pledged to an Israeli commercial bank as a security for a loan which will be the source of funds to be provided to the Company under the convertible debenture; (d) to approve and ratify the issuance to Heinrich Manderman of options to purchase two million two hundred forty nine thousand eight hundred ninety three (2,249,893) Ordinary Shares of the Company, exercisable for a term of five (5) years commencing on March 1, 1999, for an exercise price of two United States Dollars ($2) per share, pursuant to a certain arrangement agreed upon by the Company and its principal creditors, a portion of such options being payment of a part of the debt owed to Heinrich Manderman by the Company and the remaining portion thereof as consideration for the forgiveness of the remainder of said debt; (e) to amend the exercise period of the options to purchase Ordinary Shares of the Company issued to the Company's creditors by resolution 1(B) resolved at the extraordinary meeting of shareholders held on December 29, 1997, from a period of five (5) years commencing on January 31, 1998 to a period of five (5) years commencing on March 1, 1999;
(f) to authorize the Board to adopt an employee share option plan pursuant to which options to purchase seven hundred and fifty thousand (750,000) Ordinary Shares with a minimum exercise price per option of one and forty six one hundredths New Israeli Shekels (NIS 1.46) will be granted to present and future employees and consultants of the Company. Final terms of such plan shall be determined by the Board at a later date; and (g) to approve remuneration of all of the directors of the Company for services rendered in their capacity as directors as follows: (i) two hundred fifty United States dollars (US$250) is to be paid to each director for each meeting of the Board he attends; and (ii) five thousand United States dollars (US$5,000) is to be paid to each director for each year a director serves on the Board.

         It is proposed that at the Extraordinary Meeting, a special resolution be adopted as follows: to increase the authorized share capital of the Company by creating ten million (10,000,000) additional Ordinary Shares each having a nominal value of one and forty six one hundredths New Israeli Shekels (NIS 1.46). The new authorized share capital of the Company following such an increase will be twenty nine million two hundred thousand New Israeli Shekels (NIS 29,200,000).

                  The Company currently is not aware of any other matters which will come before the Meetings. If any other matters properly come before the Meetings, the persons designated as proxies intend to vote in accordance with their judgment on such matters.

         A form of proxy for use at the Meetings and a return envelope for the proxy are also enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise thereof by filing with the Company a written notice of revocation or duly executed proxy bearing a later date, or by voting in person at the Meetings. However, if a Shareholder attends the Meetings and does not elect to vote in person, his or her proxy will not be revoked. Unless otherwise indicated on the form of proxy, shares represented by any proxy in the enclosed form, if the proxy is properly executed and received by the Company not less than twenty-four hours prior to the time fixed for the Meetings, will be voted in favor of all the matters to be presented to the Meetings, as described above. On all matters considered at the Annual General Meeting and at the Extraordinary Meeting, abstentions and broker non-votes will be treated as neither a vote "for" nor "against" the matter, although they will be counted in determining if a quorum is present.

         Proxies for use at the Meetings are being solicited by the board of directors of the Company. Proxies are being mailed to shareholders on or about July 13, 1999, and will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost for the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

         Only shareholders of record at the close of business on July 1, 1999 will be entitled to vote at the Annual General Meeting and at the Extraordinary Meeting and any adjournments or postponements thereof. The Company had issued and outstanding on July 1, 1999 four million seven hundred seventy two thousand four hundred seventy six (4,772,476) Ordinary Shares, each of which is entitled to one vote upon each of the matters to be presented at the Meetings. The holder or holders of at least one-third of the total voting rights in the Company, present in person or by proxy and entitled to vote, will constitute a quorum at the Meetings.

         The adoption of the special resolution at the Extraordinary Meeting requires approval by the holder or holders, in person or by proxy, and voting thereon of a majority of at least three fourths of the voting rights attached to the Ordinary Shares represented at the Extraordinary Meeting, of which notice, including the intention to propose such special resolution, was duly given at least twenty-one (21) days in advance.

         All other items in the Notice of an Annual General Meeting and an Extraordinary Meeting of Shareholders which accompanies this Proxy Statement are ordinary resolutions and require approval by the holder or holders of a simple majority of the voting rights attached to the Ordinary Shares represented at the Meetings, in person or by proxy, and voting thereon.


                  BENEFICIAL OWNERSHIP OF SECURITIES BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of July 1, 1999, the number of shares owned beneficially by (i) all shareholders known to the Company to own beneficially more than ten percents (10%) of the Company's shares and (ii) each director.

Name                               Number of              Number of Options        Percent of        Percent of
----                                Ordinary             exercisable within          Total              Total
                                  Shares Owned            Sixty (60) Days           Shares**         Shares And
                                  ------------            ---------------           --------        Exercisable
                                                                                                     Options***
                                                                                                    -----------
Manderman Heinrich          1,260,725*                100,000                             26.42%             26.60%
Held by the public          2,141,026                                                     44.86%             41.85%
Meir Arnon through Focus    1,260,725                 100,000****                         26.42%             26.60%
Capital and Avikam Leef
Meir Arnon through Focus    110,000                                                        2.30%              2.15%
Capital
Former Directors                                      143,174                             ------              2.80%


* Pursuant to a certain agreement by and among Focus Capital, Avikam Leef and Heinrich Manderman the voting rights attached to those shares were assigned from Heinrich Manderman to Focus Capital and Avikam Leef.

** Percentages in this column are based on four million seven hundred and seventy two thousand four hundred and seventy six (4,772,476) Ordinary Shares outstanding as of July 1, 1999

*** Percentages in this column are based on four million seven hundred and seventy two thousand four hundred and seventy six (4,772,476) Ordinary Shares outstanding as of July 1, 1999 plus such number of Ordinary Shares as the indicated person or group had the right to receive upon the exercise of options which are exercisable within sixty (60) days as of July 1, 1999.

**** These options are to be transferred to Focus Capital and Avikam Leef in the immediate future.

                                     ITEM A

                              ELECTION OF DIRECTORS

         Under the Company's Articles of Association, the Board of Directors is to consist of four (4) to nine (9) directors, until otherwise determined by ordinary resolution of the shareholders. There are two (2) directors currently serving on the Board. Management proposes to recommend four (4) nominees to be elected to the Board of Directors at the Annual Meeting.

         Pursuant to the Company's Articles of Association, directors are elected at the annual general meeting of shareholders of the Company by a vote of the holders of a majority of the voting power represented at such meeting. Each director holds office until the annual general meeting of shareholders of the Company next following the annual general meeting at which such director was elected. Under the Articles of Association of the Company, the Board of Directors will be entitled to fill, until the next election of directors, the vacancies existing in the Board of Directors following the Annual General Meeting at its sole discretion.

         It is intended that proxies (other than those directing the proxy holders to vote against the listed nominees or for certain of them or to abstain) will be voted for the election of the listed nominees named in the following table as directors of the Company, each to hold office until the next annual general meeting and until his successor shall have duly taken office, unless his office is earlier vacated under any relevant provision of the Articles of Association of the Company.

         The affirmative vote of a majority of the Ordinary Shares represented at the meeting in person or by proxy is required to elect the four (4) nominees named below as directors of the Company. In the event any one or more of such nominees should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their best judgment. The appointment of Nathan Galperin and David Kenett will come into effect on the same date the D&O insurance policy to be obtained by the Company for its directors and officers comes into effect, other than that the Company is not aware of any reason why any of the nominees, if elected, should be unable to serve as a director. The Company does not have any understanding or agreement with respect to the future election of any nominees named herein. The nominees, their present principal occupations or employment, the year in which each first became a director and the number of shares of the Company beneficially owned by each on June 1, 1999, are:



Name                    Principal Occupation or               Age      Director Since   Number of Ordinary
                        Employment With the Company                                     Shares Beneficially
                                                                                        Owned as of
                                                                                        June 1 , 1999
--------------------------------------------------------------------------------------------------------------
Meir Arnon              Chairman of the Board                 47       1998             1,370,725*

Avikam Leef             Director                              48       1998             1,260,725**

Nathan Galperin         Director                              52       nominated to     0
                                                                       be appointed
                                                                       at this Meeting

David Kenett            Director                              47       nominated to     0
                                                                       be appointed
                                                                       at this Meeting
--------------------------------------------------------------------------------------------------------------



* Represent 1,260,725 Ordinary Shares held by Focus Capital, of which Mr. Arnon is the controlling shareholder, and Avikam Leef, plus 110,000 Ordinary Shares held by Focus Capital. Pursuant to a certain agreement by and among Focus Capital, Avikam Leef and Heinrich Manderman the voting rights attached to an additional 1,260,725 shares were assigned from Heinrich Manderman to Focus Capital and Avikam Leef.

** Represent 1,260,725 Ordinary Shares held by Avikam Leef and Focus Capital. Pursuant to a certain agreement by and among Focus Capital, Avikam Leef and Heinrich Manderman the voting rights attached to an additional 1,260,725 shares were assigned from Heinrich Manderman to Focus Capital and Avikam Leef.

         MEIR ARNON has served as Chairman of the Board of the Company since October 1998. Mr. Arnon founded Focus Capital, a leading Israeli buyout and restructuring company, 10 years ago and currently serves as the Chairman of the Board and the CEO of Focus Capital. Mr. Arnon has personally initiated and executed all of Focus Capital's investment and M&A transactions, and directed each deal's restructuring and exit. Mr. Arnon has an MBA from INSEAD, and a B.Sc. from the Technion in Haifa, Israel.

         AVIKAM LEEF has served as a director of the Company since October 1998. Mr. Leef served as an outside consultant to Focus Capital since 1993 and became a manager of Focus Capital on April 1997. Mr. Leef has an experience in restructuring companies in industries as diverse as media, communication and real estate. Mr. Leef spent four years as Chief Economist of Clal Industries and one year as Senior Economic Consultant to Clal Israel. Mr. Leef held also several senior positions while working with the Bank of Israel for 7 years. Mr. Leef has been the CEO of Cubital Ltd. since March 1, 1999 and previously served as its General Manager. Mr. Leef has an undergraduate degree in economics and a graduate degree in business administration from the Hebrew University in Jerusalem.

         NATHAN GALPERIN is a senior partner and co-founder of Enosh Systems, a leading firm in management consulting and engineering. Mr. Galperin serves as a director in several companies, including Dead Sea Works Ltd., Cubital Ltd. and Dead Sea Magnesium Ltd. Mr. Galperin was previously the manager of the Distribution and Engineering Department at Revlon, Inc. Mr. Galperin has an undergraduate degree in industrial engineering and management from the Technion in Haifa.

         DAVID KENETT has served as a senior captain in El-Al since 1989. In the past, Mr. Kenett served as an independent director of two public companies - Agri Invest Ltd. and Okidok Ltd. Mr. Kenett served as a fighter pilot in the Israeli Air Force. Mr. Kenett has an undergraduate degree in economics and business administration from Bar Ilan University

REMUNERATION AND OTHER INFORMATION

         The aggregate direct compensation paid to or accrued for the account of all directors and executive officers as a group during the 1998 fiscal year was one hundred and eighty seven thousand United States dollars ($187,000). This amount includes directors' fees, officers' compensation, amounts set aside or accrued to provide pension, retirement, insurance or similar benefits, amounts expended by the Company for automobiles made available to its officers and expenses (including business association dues and expenses) for which directors were reimbursed, but does not include the options granted as described immediately below. The aggregate direct compensation paid to or accrued for the account of all directors and executive officers as a group of a wholly owned subsidiary of the Company was two hundred twenty two thousand three hundred forty ($222,340) during the 1998 fiscal year.

STOCK OPTIONS

         The following table sets forth as to all directors and officers as a group, including all persons who were at any time during the period indicated directors or officers of the Company. As of July 1, 1999 such options were not exercised.


GRANTED OPTIONS

Number of Ordinary Shares....................................... 143,174
Exercise price per Ordinary Share .............................. the average price per share over the sixty(60)
                                                                 day period prior to the
                                                                 date of the option grant.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED ORDINARY RESOLUTION. WHEREAS MR. ARNON AND MR. LEEF HAVE AN INTEREST IN THE FOREGOING PROPOSED RESOLUTION, MR. ARNON AND MR. LEEF REFRAIN FROM MAKING A RECOMMENDATION WITH RESPECT TO THEIR NOMINATION.

                                     ITEM B

             CONSIDERATION AND APPROVAL OF THE AUDITORS' REPORT, THE
                 DIRECTORS' REPORT AND THE FINANCIAL STATEMENTS
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997

         At the Annual General Meeting, the auditors' report, the directors' report and the consolidated financial statements of the Company for the fiscal year ended December 31, 1997 will be presented. It is proposed that at the Annual General Meeting the following ordinary resolution be adopted:

         "RESOLVED, that the auditors' report, the directors' report and the consolidated financial statements of the Company for the fiscal year ended December 31, 1997, be, and the same hereby are approved."

         The affirmative vote of the holders of a majority of the voting power represented at the Annual General Meeting in person or by proxy is necessary for approval of the auditors' report, the directors' report and the consolidated financial statements of the Company for the fiscal year ended December 31, 1997.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED ORDINARY RESOLUTION.

                                     ITEM C

             CONSIDERATION AND APPROVAL OF THE AUDITORS' REPORT, THE
                 DIRECTORS' REPORT AND THE FINANCIAL STATEMENTS
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998

         At the Annual General Meeting, the auditors' report, the directors' report and the consolidated financial statements of the Company for the fiscal year ended December 31, 1998 will be presented. It is proposed that at the Annual General Meeting the following ordinary resolution be adopted:

         "RESOLVED, that the auditors' report, the directors' report and the consolidated financial statements of the Company for the fiscal year ended December 31, 1998, be, and the same hereby are approved."

         The affirmative vote of the holders of a majority of the voting power represented at the Annual General Meeting in person or by proxy is necessary for approval of the auditors' report, the directors' report and the consolidated financial statements of the Company for the fiscal year ended December 31, 1998.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED ORDINARY RESOLUTION.


                                     ITEM D

                             APPOINTMENT OF AUDITORS

         Kesselman & Kesselman, Certified Public Accountants (Israel), will be nominated by the Board of Directors of the Company for appointment as independent auditors of the Company for the fiscal year ending December 31, 1998 and for the fiscal year ending December 31, 1999. Kesselman & Kesselman has no relationship with the Company or with any affiliate of the Company except as auditors and, to a limited extent, as tax consultants. The Board of Directors believes that such limited non-audit function does not affect the independence of Kesselman & Kesselman. Kesselman & Kesselman served as the sole independent auditors of the Company since 1993.

         The Board of Directors will present the following ordinary resolution at the Annual

General Meeting:

         "RESOLVED, that the Company's auditors, Kesselman & Kesselman be, and they hereby are, appointed as auditors of the Company for the fiscal year ending December 31, 1998 and for the fiscal year ending December 31, 1999, and that the Board of Directors be, and it hereby is, authorized to fix the remuneration of said auditors in accordance with the volume and nature of their services."

         The affirmative vote of the holders of a majority of the voting power represented at the Annual General Meeting in person or by proxy is necessary for approval of the ordinary resolution appointing Kesselman & Kesselman as auditors of the Company and authorizing the Board of Directors to fix the remuneration of said auditors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED ORDINARY RESOLUTION.

                                     ITEM E

                       APPROVAL OF D&O INSURANCE COVERAGE

         The Company is in the process of obtaining of D&O insurance coverage for the directors and officers of the Company. Management of the Company believes that the obtaining of such insurance coverage is in the best interests of the Company.

         It is proposed that at the Extraordinary Meeting the following ordinary resolution be adopted:

         "RESOLVED, that the obtaining of D&O insurance coverage for an annual premium of up to fifty thousand United States dollars ($50,000) for the directors and officers of the Company be, and it hereby is, approved."

         The affirmative vote of the holders of a majority of the voting power represented at the Extraordinary Meeting in person or by proxy is necessary for approval of obtaining of D&O insurance coverage for the directors and officers of the Company.

         WHEREAS THE MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY HAVE AN INTEREST IN THE FOREGOING PROPOSED RESOLUTION, THE BOARD REFRAINS FROM MAKING A RECOMMENDATION WITH RESPECT TO SUCH RESOLUTION.

                                     ITEM F

            APPROVAL OF MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND
                            FOCUS CAPITAL GROUP LTD.

         Section 96 of the Companies Ordinance [New Version] 5743 - 1983 (the "Companies Ordinance") subjects the conditions of service of a director, or of a company controlled by a director, to approval by the Company's Board of Directors and its shareholders.

         Pursuant to the management services agreement to be entered into by and between Focus Capital Group Ltd., a company controlled by Meir Arnon ("Focus Capital"), Focus Capital will provide certain management services to the Company, such services to be performed by Meir Arnon and Avikam Leef, and such agreement will be effective as of October, 1998. The monthly management fee the Company will pay for such services will be as follows: (i) during the period commencing on October, 1998 until July, 1999, the monthly management fee will be twelve thousand United States dollars ($12,000); and (ii) during the period commencing on July, 1999 onward the monthly management fee will be fifteen thousand United States dollars ($15,000). Meir Arnon and Avikam Leef will be compensated by Focus Capital for their services with regard to said agreement.

         It is proposed that at the Extraordinary Meeting the following Ordinary Resolution be adopted:

         "RESOLVED, To approve the management services agreement to be entered into by and between Focus Capital Group Ltd., a company controlled by Meir Arnon ("Focus Capital"), "), Focus Capital will provide certain management services to the Company, such services to be performed by Meir Arnon and Avikam Leef, and such agreement will be effective as of October, 1998. The monthly management fee the Company will pay for such services will be as follows: (i) during the period commencing on October, 1998 until July, 1999, the monthly management fee will be twelve thousand United States dollars ($12,000); and (ii) during the period commencing on July, 1999 onward the monthly management fee will be fifteen thousand United States dollars ($15,000). Meir Arnon and Avikam Leef will be compensated by Focus Capital for their services with regard to said agreement."

         The affirmative vote of the holders of a majority of the voting power represented at the Extraordinary Meeting in person or by proxy is necessary for approval of the management agreement by and between Focus Capital, a company controlled by Meir Arnon, and the Company.

         WHEREAS THE MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY HAVE AN INTEREST IN THE FOREGOING PROPOSED RESOLUTION, THE BOARD REFRAINS FROM MAKING A RECOMMENDATION WITH RESPECT TO SUCH RESOLUTION.

                                     ITEM G

          APPROVAL OF ISSUANCE OF A CONVERTIBLE DEBENTURE TO MEIR ARNON

         In consideration to Meir Arnon, or a company controlled by him, for a loan to the

Company in the amount of approximately two million United States dollars ($2,000,000), the Company will issue two separate options to Meir Arnon, or a company controlled by him, such options in effect until December 31, 1999, each option to receive a convertible debenture, one having a principal amount of one million eighty thousand United States dollars ($1,080,000), bearing interest at a rate not higher than a reasonable commercial interest rate, which will be convertible into three million (3,000,000) ordinary shares of the Company, each Ordinary Share having a nominal value of one and forty six one hundredths New Israeli Shekels (NIS 1.46) ("Ordinary Shares"), for a conversion price per share of thirty six one hundredths United States dollars ($0.36) for a period of two
(2) years, and the other having a principal amount of one million United States dollars ($1,000,000), bearing interest at a rate not higher than a reasonable commercial interest rate, which will be convertible into two million (2,000,000) Ordinary Shares for a conversion price per share of fifty one hundredths United States dollars ($0.50) for a period of three (3) years. In the event that as a result of changes in the representative United States dollar exchange rate the foregoing conversion prices become less than the nominal value of the Ordinary Shares, the relevant principal amount will be increased in an amount accordingly so that the conversion price will be equal to the nominal value of the Ordinary Shares. The rights of Meir Arnon, or a company controlled by him, under the convertible debenture will be pledged to an Israeli commercial bank as a security for a loan which will be the source of funds to be provided to the Company under the convertible debenture.

         It is proposed that at the Extraordinary Meeting the following Ordinary Resolution be adopted:

         "RESOLVED, to approve the issuance of two separate options to Meir Arnon, or a company controlled by him, such options in effect until December 31, 1999, each option to receive a convertible debenture, one having a principal amount of one million eighty thousand United States dollars ($1,080,000), bearing interest at a rate not higher than a reasonable commercial interest rate, which will be convertible into three million (3,000,000) ordinary shares of the Company, each Ordinary Share having a nominal value of one and forty six one hundredths New Israeli Shekels (NIS 1.46) ("Ordinary Shares"), for a conversion price per share of thirty six one hundredths United States dollars ($0.36) for a period of two (2) years, and the other having a principal amount of one million United States dollars ($1,000,000), bearing interest at a rate not higher than a reasonable commercial interest rate, which will be convertible into two million (2,000,000) Ordinary Shares for a conversion price per share of fifty one hundredths United States dollars ($0.50) for a period of three (3) years. In the event that as a result of changes in the representative United States dollar exchange rate the foregoing conversion prices become less than the nominal value of the Ordinary Shares, the relevant principal amount will be increased in an amount accordingly so that the conversion price will be equal to the nominal value of the Ordinary Shares. The rights of Meir Arnon, or a company controlled by him, under the convertible debenture will be pledged to an Israeli commercial bank as a security for a loan which will be the source of funds to be provided to the Company under the convertible debenture."

         The affirmative vote of the holders of a majority of the voting power represented at the Extraordinary Meeting in person or by proxy is necessary for approval of the issuance to Meir Arnon, or a company controlled by him, of a convertible debenture of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED ORDINARY RESOLUTION. WHEREAS MR. ARNON HAS AN INTEREST IN THE FOREGOING PROPOSED RESOLUTION, MR. ARNON REFRAINS FROM MAKING A RECOMMENDATION WITH RESPECT TO SUCH RESOLUTION.

                                     ITEM H

              APPROVAL OF ISSUANCE OF OPTIONS TO HEINRICH MANDERMAN

         On December 29, 1997 the Company held an extraordinary meeting of shareholders of the Company during which a debt restructuring agreement with the Company and its principal creditors was presented and approved. Pursuant to that agreement the creditors had agreed to accept options to purchase Ordinary Shares of the Company in satisfaction of part of the outstanding debt balance and the forgiveness of its remainder . In regard to the debt owed by the Company to Heinrich Manderman and in accordance with the aforesaid agreement the Management proposes to issue to Heinrich Manderman options to purchase two million two hundred forty nine thousand eight hundred ninety three (2,249,893) Ordinary Shares of the Company, exercisable for a term of five (5) years commencing on March 1, 1999, for an exercise price of two United States Dollars ($2) per share, a portion of such options being payment of a part of the said Company's debt to Heinrich Manderman and the remaining portion thereof as consideration for the forgiveness of the remainder of said debt. Pursuant to a certain agreement, Heinrich Manderman will transfer 50% of said options to Focus Capital and Avikam Leef.

         It is proposed that at the Extraordinary Meeting the following Ordinary Resolution be adopted:

         "RESOLVED, that the issuance to Heinrich Manderman of options to purchase two million two hundred forty nine thousand eight hundred ninety three (2,249,893) Ordinary Shares of the Company, exercisable for a term of five (5) years commencing on March 1, 1999, for an exercise price of two United States Dollars ($2) per share, pursuant to a certain arrangement agreed upon by the Company and its principal creditors, a portion of such options being payment of a part of the debt owed to Heinrich Manderman by the Company and the remaining portion thereof as consideration for the forgiveness of the remainder of said debt, be, and it hereby is, ratified and approved."

         The affirmative vote of the holders of a majority of the voting power represented at the

Extraordinary Meeting in person or by proxy is necessary for approval of the issuance to Heinrich Manderman of options to purchase two million two hundred forty nine thousand eight hundred ninety three (2,249,893) Ordinary Shares of the Company.

         WHEREAS THE MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY HAVE AN INTEREST IN THE FOREGOING PROPOSED RESOLUTION, THE BOARD REFRAINS FROM MAKING A RECOMMENDATION WITH RESPECT TO SUCH RESOLUTION.

                                     ITEM I

              APPROVAL OF AMENDMENT TO SHAREHOLDERS RESOLUTION 1(B)
                             DATED DECEMBER 29, 1997

         On December 29, 1997 the Company held an extraordinary meeting of shareholders of the Company during which a debt restructuring agreement with the Company and its principal creditors was presented and approved. During that meeting it was resolved by resolution 1(B) that the exercise period of the options to purchase Ordinary Shares of the Company issued to the Company's creditors (the "Creditors' Options") shall be for a period of five (5) years commencing on January 31, 1998. Due to the fact that the said agreement came into force on March 1, 1999, the Management proposes to amend the said resolution and to determine that the exercise period of the Creditors' Options shall be for a period of five (5) years commencing on March 1, 1999.

         It is proposed that at the Extraordinary Meeting the following Ordinary Resolution be adopted:

         "RESOLVED, that the amendment of the exercise period of the options to purchase Ordinary Shares of the Company issued to the Company's creditors by resolution 1(B) resolved at the extraordinary meeting of shareholders held on December 29, 1997, from a period of five (5) years commencing on January 31, 1998 to a period of five (5) years commencing on March 1, 1999, be, and it hereby is, approved."

         The affirmative vote of the holders of a majority of the voting power represented at the Extraordinary Meeting in person or by proxy is necessary for approval of the amendment of resolution 1(B) resolved at the extraordinary meeting of shareholders held on December 29, 1997.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED ORDINARY RESOLUTION.

                                     ITEM J

                    ADOPTION OF AN EMPLOYEE SHARE OPTION PLAN

         The Management wishes to authorize the Board to adopt an option plan, pursuant to which options to purchase seven hundred and fifty thousand (750,000) Ordinary Shares with a minimum exercise price per option of one and forty six one hundredths New Israeli Shekels (NIS 1.46), that will serve as an incentive to present and future employees and consultants of the Company. Final terms of such plan shall be determined by the Board at a later date.

         It is proposed that at the Extraordinary Meeting the following Ordinary Resolution be adopted:

         "RESOLVED, to authorize the Board to adopt an employee share option plan pursuant to which options to purchase seven hundred and fifty thousand (750,000) Ordinary Shares with a minimum exercise price per option of one and forty six one hundredths New Israeli Shekels (NIS 1.46) will be granted to present and future employees and consultants of the Company. Final terms of such plan shall be determined by the Board at a later date."

         The affirmative vote of the holders of a majority of the voting power represented at the Extraordinary Meeting in person or by proxy is necessary for approval of the authorization of the Board to adopt an employee share option plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED ORDINARY RESOLUTION.

                                     ITEM K

                    APPROVAL OF REMUNERATION OF THE DIRECTORS
                                 OF THE COMPANY

         Pursuant to Section 85 of the Companies Ordinance and Article 68 of the Articles of Association of the Company, the Management wishes to approve remuneration of all of the directors of the Company for services rendered in their capacity as directors as follows: (i) two hundred fifty United States dollars (US$250) is to be paid to each director for each meeting of the Board he attends; and (ii) five thousand United States dollars (US$5,000) is to be paid to each director for each year a director serves on the Board. Management believes that such payments would not interfere with the directors judgment in carrying out their responsibilities as directors of the Company.

         It is proposed that at the Extraordinary Meeting the following Ordinary Resolution be adopted:

         "RESOLVED, to approve the remuneration of all of the directors of the Company for services rendered in their capacity as directors as follows: (i) two hundred fifty United States dollars (US$250) is to be paid to each director for each meeting of the Board he attends; and
         (ii) five thousand United States dollars (US$5,000) is to be paid to each director for each year a director serves on the Board."

         The affirmative vote of the holders of a majority of the voting power represented at the Extraordinary Meeting in person or by proxy is necessary for approval of the remuneration of the independent directors of the Company for services rendered in their capacity as independent directors.

         WHEREAS THE MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY HAVE AN INTEREST IN THE FOREGOING PROPOSED RESOLUTION, THE BOARD REFRAINS FROM MAKING A RECOMMENDATION WITH RESPECT TO SUCH RESOLUTION.


                                     ITEM L

           APPROVAL OF AN INCREASE IN THE SHARE CAPITAL OF THE COMPANY

         As a result of the Company's business needs it is suggested that the Company will increase its authorized share capital by creating ten million (10,000,000) additional Ordinary Shares each having a nominal value of one and forty six one hundredths New Israeli Shekels (NIS 1.46).

         It is proposed that at the Extraordinary Meeting the following special resolution be adopted:


         "RESOLVED AS A SPECIAL RESOLUTION THAT, the authorized share capital of the Company be, and the same is hereby, increased by creating ten million (10,000,000) additional Ordinary Shares each having a nominal value of one and forty six one hundredths New Israeli Shekels (NIS 1.46). The new authorized share capital of the Company following such an increase will be twenty nine million two hundred thousand New Israeli Shekels (NIS 29,200,000) and to amend the Company's Memorandum and Articles of Association accordingly."

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED SPECIAL RESOLUTION.


                                     ITEM M

         Management knows of no other business to be transacted at the Meetings but, if any other matters are properly presented to the Meetings, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.


                               By Order of the Board of Directors,


                               MEIR ARNON
                               CHAIRMAN OF THE BOARD OF DIRECTORS


Dated: July 13, 1999